Ex-99.j

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Delaware Pooled® Trust of our report dated December 20, 2018, relating to the financial statements and financial highlights, which appears in Delaware Global Listed Real Assets Fund’s (formerly, Delaware REIT Fund) Annual Report on Form N-CSR for the year ended October 31, 2018. We also consent to the references to us under the headings “Financial Highlights” and “Financial Statements” in such Registration Statement.

Philadelphia, Pennsylvania
August 19, 2019